Sproule
ASSOCIATES INC.

Geological and Petroleum Engineering Consultants

Executive Officers, Managers and Associates
K.H. Crowther*, B.S., P.Eng., *President*
R.K. MacLeod*, B.S., P.Eng., *Executive Vice-President*
H.J. Helwerda*, B.Sc., P.Eng., *Vice-President, Engineering, Canada and U.S.*
K.P. McDonald, C.A., *Controller*

L.S. O'Connor, B.S., C.P.G., *Manager, Denver*
J.W. Arsenault, B.S. Eng., *Denver*
J.P. Seidle, Ph.D., P.E., *Denver*

**Director*

Ref.: 3399.20522

October 4, 2006

United States Securities and Exchange Commission

Re: Kodiak Oil & Gas Corporation (the "Company") Registration Statement on Form F-1 - Consent of Expert

In connection with the Company's registration statement on Form F-1, and any amendments thereto, filed under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, Ken H. Crowther, P.Eng., on behalf of Sproule Associates Inc. ("Sproule"), hereby consent to the use of and references to Sproule's name and to the use of extracts from our report entitled "Kodiak Oil & Gas Corporation Reserve and Economic Evaluation, Montana, North Dakota & Wyoming Properties, Effective January 1, 2006", in connection with the disclosure regarding the crude oil and natural gas reserves of the Company as of January 1, 2006 contained in the prospectus that is part of the Registration Statement.

Dated this 4th day of October, 2006

Sincerely,

Ken H. Crowther, P.Eng.
President

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900, 140 Fourth Ave SW; Calgary AB T2P 3N3 Canada; Tel: (403) 294-5500, Fax: (403) 294-5590
1675 Broadway, Suite 1130, Denver CO 80202 U.S.A.; Tel: (303) 592-8770, Fax: (303) 592-8771
Toll Free: 1-877-777-6135
info@sproule.com, www.sproule.com